EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors

Interstate Hotels & Resorts, Inc:

We consent to incorporation by reference in the registration statement (No. 333-113229) on Form S-8 (for the Supplemental Deferred Compensation Plan and the Executive Fund), the registration statement (No. 333-60545) on Form S-8 (for the Non-Employee Directors’ Incentive Plan), the registration statement (No. 333-60539) on Form S-8 (for the Incentive Plan), the registration statement (No. 333-61731) on Form S-8 (for The Employee Stock Purchase Plan), the registration statement (No. 333-89740) on Form S-8 (for the 1999 Employee Stock Option Plan), the registration statement (No. 333-92109) on Form S-8, the registration statement (No. 333-107660) on Form S-3 (for the re-sale shelf for CGLH Partners), and the registration statement (No. 333-84531) on Form S-3 of Interstate Hotels & Resorts, Inc. of our report dated December 21, 2004, except as to Note 5 which is as of December 31, 2004, with respect to the financial statements of Sunstone Hotel Properties as of September 30, 2004 and December 31, 2003 and for the nine months ended September 30, 2004 and for the each of the years in the two-year period ended December 31, 2003, which report appears in the current report on Form 8-K of Interstate Hotels & Resorts, Inc.

/s/ Ernst & Young LLP

Irvine, California
January 9, 2004